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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

Refocus Group, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-32543 (Commission File Number)	75-2910096 (IRS Employer Identification No.)
10300 North Central Expressway, Suite 104 Dallas, TX (Address of principal executive offices)		75231 (Zip Code)

Registrant's telephone number, including area code: (214) 368-0200

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

        On January 30, 2004, Refocus Group, Inc. and its wholly-owned subsidiary, Refocus Ocular, Inc. (collectively, "Refocus"), entered into the License Transfer and Transition Services Agreement (the "Transfer Agreement") with CIBA Vision AG ("CIBA"). Pursuant to the Transfer Agreement, Refocus reacquired all worldwide license rights to its patents that were granted to CIBA in March 2002 under the license agreement (the "CIBA Agreement") between the parties. Under the Transfer Agreement, Refocus released CIBA from all its future financial commitments, including its obligations associated with manufacturing, marketing, distribution and regulatory matters, and CIBA agreed to provide Refocus with certain transition services during 2004, including efforts to finalize CIBA's CE Mark certification of the PSI. As consideration for the acquisition of CIBA's license rights and the settlement of the $2 million in prepaid royalties that Refocus received under the CIBA Agreement and the transition services to be performed by CIBA under the Transfer Agreement, Refocus agreed to pay CIBA an aggregate of $3.0 million in twelve quarterly installments commencing in the first calendar quarter of 2006. Refocus, however, is entitled to prepay and extinguish its payment obligations by paying an aggregate amount of $2.0 million to CIBA prior to January 1, 2006. Additionally, pursuant to the Transfer Agreement, CIBA returned warrants to purchase 312,500 shares of Refocus common stock that it purchased in the private placement consummated by Refocus in March 2003. CIBA will, however, retain its ownership of the 625,000 shares of Refocus common stock that it purchased in the March 2003 private placement, but agreed to certain restrictions on the transfer of those shares.

        Pursuant to the original CIBA Agreement executed in March 2002, CIBA obtained an exclusive license to Refocus' patents related to the treatment of presbyopia, ocular hypertension and primary open angle glaucoma in international markets. CIBA also had the right in the CIBA Agreement to acquire a license for Refocus' products in the United States. Refocus was entitled to receive a percentage royalty on CIBA's worldwide sales of the PresVIEW Scleral Implant (the "PSI") and related products under the CIBA Agreement. Upon entering into the CIBA Agreement, CIBA paid Refocus $2.0 million in advance royalties and committed to purchase equity interests in Refocus if Refocus obtained certain other investments from third-parties. Simultaneously with the closing of the first tranche of a private placement consummated by Refocus in March 2003, CIBA purchased 625,000 shares of Refocus common stock and a warrant to purchase 312,500 shares of Refocus common stock at an exercise price of $2.50 per share for an aggregate purchase price of $1.25 million.

        In August 2003, as previously disclosed, CIBA announced that it was seeking strategic alternatives for its surgical business unit, including the sale of that unit. CIBA's surgical business unit marketed a variety of ophthalmic products and was primarily responsible for performing the CIBA Agreement. On December 29, 2003, CIBA informed Refocus that it was exiting the surgical business and expected to complete the sale of the surgical business unit's various product lines to a variety of parties by early 2004. In conjunction with this sale, CIBA received an offer from a third-party to purchase CIBA's rights under the CIBA Agreement. Pursuant to the CIBA Agreement, the transfer of the license required Refocus' consent. As a condition to the assumption of CIBA's duties associated with that proposed license assignment, the third-party requested the renegotiation of certain key terms of the license agreement. After deliberation, Refocus declined to renegotiate the license and refused to permit the assignment of the license to the third-party. Thereafter, Refocus began negotiations with CIBA for the transfer of CIBA's rights under the CIBA Agreement back to Refocus and the termination of the license.

        CIBA was seeking its own CE Mark certification of the PSI for its planned marketing efforts in the European Union in early 2004. That CE Mark certification is still pending. The Transfer Agreement requires that CIBA continue its efforts to obtain its own CE Mark certification of the PSI. If this CE Mark certification for the PSI is obtained, CIBA and Refocus will enter into a technical agreement, which will allow Refocus to directly sell its products covered by CIBA's CE Mark during 2004 in the European Union in CIBA packaging.

        Refocus expects that the transition from CIBA will result in a significant increase in costs for it because it will be performing functions that CIBA had assumed under the CIBA Agreement.

Conversely, however, Refocus will be entitled to all gross proceeds from the sale of its products instead of a royalty based on a percentage of sales, as previously specified in the CIBA Agreement. Even assuming that CIBA obtains the CE Mark certification of the PSI, Refocus' ability to directly market its products in the European Union is currently limited. The anticipated date of the initial sale of Refocus' products in the European Union is likely to be delayed, and the number of PresVIEW Incision System, which consists of the surgical instruments used to implant the PSI, and PSI units sold is likely to be reduced in the short term and especially in 2004, relative to the number of unit sales that could have been achieved by CIBA. Refocus may seek to market the PSI and PresVIEW Incision System in the European Union and elsewhere directly or through other distribution, license or strategic arrangements. As a result of the expected increases in expenses and the potential for delayed revenues, Refocus believes that the Transfer Agreement may have a material adverse impact on its financial condition in the short term. Refocus, however, believes that re-acquisition of the rights to its patents will prove beneficial to it and its shareholders in the long-term.

        In December 2003, Refocus received approval to begin FDA Phase II clinical trials of the PSI for the treatment of presbyopia. The FDA approval is conditioned on Refocus' submittal of certain final documentation concurrent with the initiation of the clinical study. Refocus currently plans to start these clinical trials at three to five sites.

        One of the conditions precedent to the funding of investor commitments in the second tranche of the March 2003 private placement was the concurrent investment by CIBA of $1.25 million. As a result of the Transfer Agreement, that condition precedent will not be satisfied. Therefore, the closing of the second tranche of the private placement will not occur, and Refocus will not be able to access those commitments to obtain funding.

        You should be aware that Refocus may not be able to continue as a going concern for the next twelve months if additional financing is not obtained. There can be no assurances, however, that additional financing will be obtained on reasonable terms or at all. Refocus may seek a merger partner or sale of assets if additional financing is not available. Refocus' inability to obtain additional financing could have a material adverse effect on it.

        Included in this Current Report on Form 8-K are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as well as historical information. Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although Refocus believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Refocus' actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including the matters described, or to be described, in Refocus' filings with the Securities and Exchange Commission and the matters described in the section titled "Risk Factors" in the Amendment No. 1 to Form SB-2 to be filed by Refocus with the Securities and Exchange Commission on or about February 2, 2004. All forward-looking statements attributable to Refocus are expressly qualified in their entirety by these and other factors. Refocus undertakes no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

Item 7. Financial Statement and Exhibits

  (a)
  Financial statements of businesses acquired.

    Not applicable.

  (b)
  Pro forma financial information.

    Not applicable.

  (c)
  Exhibits.

        The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B:

Exhibit Number	Description of Exhibit
10.24—	License Transfer and Transition Services Agreement, dated as of January 30, 2004, by and among the Registrant, Refocus Ocular, Inc., CIBA Vision AG and CIBA Vision Corporation.
99.1—	Press Release dated February 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2004	REFOCUS GROUP, INC.
	By:	/s/ MARK A. COX
	Name:	Mark A. Cox.
	Title:	Vice President, Secretary and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.24—	License Transfer and Transition Services Agreement, dated as of January 30, 2004, by and among the Registrant, Refocus Ocular, Inc., CIBA Vision AG and CIBA Vision Corporation.
99.1—	Press Release dated February 2, 2004.

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statement and Exhibits
SIGNATURES
INDEX TO EXHIBITS